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EQT REPORTS THIRD QUARTER 2019 RESULTS AND PRELIMINARY 2020 OUTLOOK
Transformation underway: modern, technology-driven, efficient and value-focused

PITTSBURGH (October 31, 2019) -- EQT Corporation (NYSE: EQT) today announced financial and operational performance results for the third quarter 2019 and preliminary financial and operational guidance for 2020.

Third Quarter Highlights:

•	Achieved sales volumes of 381 Bcfe or 4.14 Bcfe/d

•	Received an average realized price of $2.47 per Mcfe

•	Capital expenditures of $475 million; full-year 2019 guidance reduced by $115 million, while maintaining full-year production guidance

•	Executed an asset exchange transaction for 16,000 net mineral acres in West Virginia, solidifying core position for future large-scale development

•	Step change in Marcellus horizontal drilling performance, improving rate of penetration by 50% over the second quarter of 2019

100-Day Plan Highlights:

•	Hired all evolution leaders, adding proven leadership to the organization

•	Migrated the workforce into a simplified organizational structure to enhance accountability

•	Streamlined the organization, reducing overhead costs by approximately $65 million per year

•	Successfully implemented digital work environment to align workforce with operational targets

•	Standardized well designs across entire leasehold position to increase development consistency

•	Established stable operations schedule through year-end 2020 to drive efficiencies

2020 Plan Highlights1:

•	Sales volumes of 1,450 - 1,500 Bcfe, roughly flat to 2019 expected sales volumes

•	Capital expenditures of $1.30 - $1.40 billion, a $525 million year-over-year reduction, compared to prior 2019 guidance[2]

•	Adjusted free cash flow (a non-GAAP measure)[3] of $200 - $300 million; 7-11% free cash flow yield (a non-GAAP measure)[3,4]

•	Expect to reduce well costs, overhead, land and other capital expenditures by 25% relative to legacy costs

•	Executing large-scale combo development: 50% of wells turned-in-line and 80% of wells spud

•	Committed to reducing debt by at least $1.5 billion by mid-year

•	87% of 2020 gas production hedged at a weighted average floor price of $2.71 per Dth

President and CEO Toby Rice stated: “We are on track to transform EQT into a modern, digitally-enabled, efficient and values-driven natural gas producer. Over the past 100 days, our actions have been focused on delivering the foundational elements necessary for EQT’s transition toward efficiently executing large-scale development projects across our sizable undeveloped core inventory. The team has made significant progress, and the execution of our planned initiatives is expected to reduce capital expenditures by approximately $525 million in 2020, as compared to prior full-year 2019 guidance.”

Rice continued, “As such, I am pleased to share that our preliminary 2020 forecast will generate between $200 and $300 million of adjusted free cash flow, which highlights the durability of our business at cyclically low natural gas prices. Further, we are committed to allocating our capital responsibly and effectively, with the intent to reduce absolute debt by at least $1.5 billion by mid-year 2020 to maintain Investment Grade metrics.”

(1) Further detail is provided in our Investor Presentation, available on our website.
(2) Excludes $115 million reduction in 2019 full-year capital expenditures announced on October 31, 2019.
(3) See the Non-GAAP Disclosures section of this news release for definition and other important information regarding this non-GAAP financial measure, including reasons why EQT is unable to provide a reconciliation of projected adjusted free cash flow and free cash flow yield to the most comparable measure calculated in accordance with GAAP without unreasonable effort.
(4) Free cash flow yield calculated using market capitalization as of September 30, 2019.

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THIRD QUARTER 2019 FINANCIAL AND OPERATIONAL PERFORMANCE

	Three Months Ended September 30,			%
($ millions, except EPS)	2019	2018	Change	Change
Total sales volume (Bcfe)	381	374	7	2%
Loss from continuing operations	$(361)	$(127)	$(234)	(184)%
Adjusted net (loss) income from continuing operations (a non-GAAP measure)	$(14)	$42	$(56)	(133)%
Adjusted EBITDA from continuing operations (a non-GAAP measure)	$444	$524	$(80)	(15)%
Diluted earnings per share (EPS) from continuing operations	$(1.41)	$(0.49)	$(0.92)	(188)%
Adjusted EPS from continuing operations (a non-GAAP measure)	$(0.06)	$0.16	$(0.22)	(138)%
Net cash provided by operating activities	$319	$904	$(585)	(65)%
Adjusted free cash flow (a non-GAAP measure)	$(178)	$(300)	$122	41%

In the third quarter 2019, the Company reported a loss from continuing operations of $361 million, or $1.41 per diluted share, compared to a loss from continuing operations for the same period 2018 of $127 million, or a loss of $0.49 per diluted share. The increase in the reported loss was attributable primarily to the unrealized loss on the investment in Equitrans Midstream Corporation (Equitrans Midstream), lower operating revenues and higher proxy, transaction and reorganization and other selling, general and administrative (SG&A) costs, partly offset by lower impairment costs as a result of the Company's divestitures of its Permian and Huron assets in 2018 (the 2018 Divestitures).

Compared to the same quarter last year, average realized price was 11% lower at $2.47 per Mcfe, due primarily to lower NYMEX prices and liquids sales, partly offset by cash settled derivatives and favorable average differential.

Net cash provided by operating activities decreased by 65% and adjusted free cash flow increased 41%. Adjusted free cash flow for the third quarter 2019 of $(178) million includes the impact of an increase in the royalty and litigation reserve of $37 million and $77 million of proxy, transaction and reorganization costs.

	Nine Months Ended September 30,			%
($ millions, except EPS)	2019	2018	Change	Change
Total sales volume (Bcfe)	1,134	1,094	40	4%
Loss from continuing operations	$(45)	$(1,783)	$1,738	97%
Adjusted net income from continuing operations (a non-GAAP measure)	$220	$254	$(34)	(13)%
Adjusted EBITDA from continuing operations (a non-GAAP measure)	$1,615	$1,708	$(93)	(5)%
Diluted EPS from continuing operations	$(0.18)	$(6.79)	$6.61	97%
Adjusted EPS from continuing operations (a non-GAAP measure)	$0.86	$0.96	$(0.10)	(10)%
Net cash provided by operating activities	$1,634	$2,445	$(811)	(33)%
Adjusted free cash flow (a non-GAAP measure)	$(88)	$(397)	$309	78%

During the nine months ended September 30, 2019, the Company reported a loss from continuing operations of $45 million, or $0.18 per diluted share, compared to a loss from continuing operations for the same period 2018 of $1.8 billion, or $6.79 per diluted share. The decrease in the reported loss was attributable primarily to lower impairment costs as a result of the 2018 Divestitures, higher operating revenues and dividends received on the investment in Equitrans Midstream, partly offset by decreased income tax benefit, the unrealized loss on investment in Equitrans Midstream and increased proxy, transaction and reorganization and other SG&A costs.

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Compared to the same period last year, average realized price was 7% lower at $2.74 per Mcfe, due primarily to lower NYMEX and liquids prices and, as a result of the 2018 Divestitures, lower liquids volumes and Btu uplift, partly offset by cash settled derivatives and favorable average differential. Excluding sales volumes related to the 2018 Divestitures, sales volumes of natural gas, oil and NGLs increased 8% in 2019.

Net cash provided by operating activities decreased by 33% and adjusted free cash flow increased 78%. Adjusted free cash flow for the nine months ended September 30, 2019 of $(88) million includes the impact of an increase in the royalty and litigation reserve of $82 million and $102 million of proxy, transaction and reorganization costs.

The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures, as well as important disclosures regarding certain projected non-GAAP financial measures.

Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
(millions)	2019	2018	2019	2018
Reserve development	$380	$731	$1,155	$1,824
Land and lease	49	61	144	164
Capitalized overhead	18	36	59	101
Capitalized interest	6	7	19	23
Other production infrastructure	17	13	28	39
Property acquisitions	2	5	8	24
Other corporate items	3	2	4	6
Total capital expenditures attributable to continuing operations	$475	$855	$1,417	$2,181

Operating Expenses Per Unit
The following presents certain of the Company's operating expenses on a per unit basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
($/Mcfe)	2019	2018	2019	2018
Gathering	$0.55	$0.53	$0.55	$0.54
Transmission	0.52	0.49	0.52	0.50
Processing	0.08	0.10	0.08	0.12
LOE, excluding production taxes	0.06	0.06	0.06	0.08
Production taxes	0.04	0.06	0.05	0.06
Exploration	0.01	0.01	0.01	0.01
SG&A	0.21	0.14	0.19	0.14
Total selected operating costs per unit	$1.47	$1.39	$1.46	$1.45

Production depletion	$1.02	$1.03	$1.01	$1.03
Adjusted SG&A per unit (a non-GAAP measure)	$0.11	$0.10	$0.12	$0.10

During the nine months ended September 30, 2019, per Mcfe processing expense, lease operating expense (LOE) and production taxes were lower due to the 2018 Divestitures. Excluding the sales volumes related to the 2018 Divestitures, gathering expense per Mcfe was $0.56 during the nine months ended September 30, 2018. SG&A expense per Mcfe during the three and nine months ended September 30, 2019 was higher than the three and nine months ended September 30, 2018 as a result of $37 million and $82 million of royalty and litigation reserves, respectively.

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Liquidity
As of September 30, 2019, the Company had credit facility borrowings of $161 million and no letters of credit outstanding under its $2.5 billion credit facility and $1 billion in borrowings under its unsecured term loan facility. Net debt (a non-GAAP measure) was $5,152 million as of September 30, 2019 compared to $5,494 million as of December 31, 2018.

OPERATED WELL STATISTICS

Net Wells Drilled (spud)

	PA Marcellus	WV Marcellus	Ohio Utica
Q3 2019	20	-	8
Q4 2019 Forecast	23	-	-

•	Q3 2019 average lateral lengths: PA Marcellus 12,200'; Ohio Utica 10,400'

•	Q4 2019 forecasted average lateral lengths: PA Marcellus 10,800'

Net Wells Turned-in-line (TIL)

	PA Marcellus	WV Marcellus	Ohio Utica
Q3 2019	27	-	4
Q4 2019 Forecast	27	-	1

•	Q3 2019 average lateral lengths: PA Marcellus 9,100'; Ohio Utica 13,600'

•	Q4 2019 forecasted average lateral lengths: PA Marcellus 9,500'; Ohio Utica 11,400'

Operational Update

EQT has undergone a significant operational transformation during the third quarter. New leadership was added to the organization to drive cultural change, implement the digital work environment, establish a stable master operations schedule and execute a proven well design. These initiatives have driven enhanced operational performance and efficiencies during the quarter, while maintaining industry leading safety and regulatory protocols.

During the quarter, EQT horizontally drilled 15 Marcellus wells in Pennsylvania with an average lateral length of 12,820', four Marcellus wells in West Virginia with an average lateral length of 7,100', and three Utica wells in Ohio with an average lateral length of 8,650'. With a fresh perspective from a new management team, drilling speeds improved by 50% in the Marcellus and 20% in the Utica, as compared to the prior quarter. EQT is currently running three horizontal rigs and plans to remain at that level through the end of the year.

The Company also completed 27 Marcellus wells in Pennsylvania with an average lateral length of 11,300' and four Utica wells in Ohio with an average lateral length of 11,340'. Water usage for the period was composed of 75% fresh water and 25% recycled produced water. EQT is currently running 3 frac crews and plans to remain at that level through the end of the year.

With the establishment of a stable operations schedule and improved visibility into future development, EQT is rebuilding its procurement management tools to better align with future development planning and end-state well cost targets. The Company also is renegotiating key service contracts and anticipates executing new agreements in the current favorable service cost environment.

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Additionally, EQT executed an acreage exchange transaction in West Virginia for 16,000 net mineral acres with another large-scale operator. The transaction significantly enhances the continuity of EQT's Wetzel and Marion County acreage position. Ultimately, this strategic trade will drive longer lateral lengths and ready this core acreage position for future combo development. As a result of this transaction, the Company placed a 25-well combo development run on the operations schedule in 2021, planned to develop approximately 315,000 horizontal feet. This project is a first-of-its-kind for EQT in West Virginia and is expected to deliver production and well costs in-line with the Company's core Greene County Pennsylvania assets.

HEDGING (as of October 25, 2019)
During the third quarter of 2019, the Company terminated certain over the counter hedge positions related to years 2021 and onward. The value associated with these terminated positions was rolled into new hedge positions with the same counterparties for 2020. No cash was exchanged related to these terminations or the associated execution of new hedge positions.

The Company’s total natural gas production NYMEX hedge positions through 2023 are:

	2019 (a)	2020	2021	2022	2023
Swaps
Volume (MMDth)	272	1,096	166	3	2
Average Price ($/Dth)	$2.80	$2.75	$2.42	$2.72	$2.67
Calls - Net Short
Volume (MMDth)	61	392	209	157	77
Average Short Strike Price ($/Dth)	$3.02	$2.99	$2.82	$2.79	$2.96
Puts - Net Long
Volume (MMDth)	8	154	157	135	69
Average Long Strike Price ($/Dth)	$2.67	$2.38	$2.38	$2.35	$2.40
Fixed Price Sales (b)
Volume (MMDth)	27	14	7	—	—
Average Price ($/Dth)	$2.81	$2.78	$2.57	$—	$—

(a) October 1 - December 31, 2019.
(b) The difference between the fixed price and NYMEX is included in average differential on the Company’s price reconciliation.

Third Quarter 2019 Earnings Conference Call Information
The Company's third quarter earnings conference call begins at 10:30 a.m. ET today and will be broadcast live via investor information page of the Company's website at ir.eqt.com, with a replay available for seven days following the call.

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2019 GUIDANCE
See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release, including reasons why the Company is unable to provide a projection of its 2019 net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted operating cash flow and adjusted free cash flow, a projection of its 2019 net income, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted EBITDA, or a projection of its 2019 SG&A, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted SG&A per unit.

Production	Q4 2019	Full-Year 2019
Total sales volume (Bcfe)	355 - 375	1,490 - 1,510
Liquids sales volume, excluding ethane (Mbbls)	1,795 - 1,895	8,165 - 8,265
Ethane sales volume (Mbbls)	1,045 - 1,145	4,085 - 4,185
Total liquids sales volume (Mbbls)	2,840 - 3,040	12,250 - 12,450

Btu uplift (MMbtu / Mcf)		1.04 - 1.05

Resource Counts	Q4 2019
Top-hole Rigs	1 - 2
Marcellus / Utica HZ Rigs	3 - 4
Frac Crews	3 - 4

Unit Costs ($ / Mcfe)		Full-Year 2019
Gathering		$0.54 - 0.56
Transmission		$0.51 - 0.53
Processing		$0.08 - 0.10
LOE, excluding production taxes		$0.05 - 0.07
Production taxes		$0.04 - 0.06
Adjusted SG&A (a non-GAAP measure)		$0.11 - 0.13

Average differential ($ / Mcf)	$(0.45) - (0.25)	$(0.35) - (0.25)

($ Billions)		Full-Year 2019
Adjusted EBITDA (a non-GAAP measure)		$2.025 - 2.075
Adjusted operating cash flow (a non-GAAP measure)		$1.770 - 1.820
Capital expenditures		$1.735 - 1.785
Adjusted free cash flow (a non-GAAP measure)		$0.010 - 0.060

Based on average NYMEX natural gas price (October to December) of $2.42 per MMbtu as of September 30, 2019.

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NON-GAAP DISCLOSURES

Adjusted Net (Loss) Income from Continuing Operations and Adjusted Earnings per Diluted Share (Adjusted EPS) from Continuing Operations
Adjusted net (loss) income from continuing operations and adjusted EPS from continuing operations are non-GAAP supplemental financial measures that are presented because they are important measures used by the Company's management to evaluate period-to-period comparisons of earnings trends. Adjusted net (loss) income from continuing operations and adjusted EPS from continuing operations should not be considered as alternatives to loss from continuing operations or diluted EPS from continuing operations presented in accordance with GAAP. Adjusted net (loss) income from continuing operations as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, impairment/loss on the sale/exchange of long-lived assets, impairment of intangible assets, lease impairments and expirations, proxy, transaction and reorganization costs and certain other items that impact comparability between periods. Management utilizes adjusted net (loss) income from continuing operations to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the income from natural gas sales is not impacted by the often-volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted net (loss) income from continuing operations as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net (loss) income from continuing operations and adjusted EPS from continuing operations with loss from continuing operations and diluted EPS from continuing operations, respectively, the most comparable financial measures calculated in accordance with GAAP, each as derived from the Statements of Condensed Consolidated Operations to be included in the Company's report on Form 10-Q for the quarter ended September 30, 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Thousands, except per share information)
Loss from continuing operations	$(361,028)	$(127,347)	$(44,771)	$(1,782,858)
Add back / (deduct):
Impairment/loss on sale/exchange of long-lived assets	13,935	259,279	13,935	2,706,438
Impairment of intangible assets	15,411	—	15,411	—
Lease impairments and expirations	49,601	12,176	127,719	35,584
Proxy, transaction and reorganization	76,779	8,792	102,386	23,930
(Gain) loss on derivatives not designated as hedges	(180,313)	3,075	(455,952)	(5,620)
Net cash settlements received (paid) on derivatives not designated as hedges	162,639	(14,285)	152,149	(27,401)
Premiums received (paid) for derivatives that settled during the period	9,405	(18)	16,611	453
Royalty and litigation reserves	36,609	—	82,395	—
Unrealized loss on investment in Equitrans Midstream Corporation	261,093	—	276,779	—
Tax impact of non-GAAP items (a)	(98,480)	(100,172)	(67,141)	(696,900)
Adjusted net (loss) income from continuing operations	$(14,349)	$41,500	$219,521	$253,626
Diluted weighted average common shares outstanding	255,235	259,689	255,269	262,998
Diluted EPS from continuing operations	$(1.41)	$(0.49)	$(0.18)	$(6.79)
Adjusted EPS from continuing operations	$(0.06)	$0.16	$0.86	$0.96

(a)
The tax impact of non-GAAP items represents the incremental tax expense that would have been incurred had these items been excluded from loss from continuing operations, which resulted in blended tax rates of 22.1% and 37.2%

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for the three months ended September 30, 2019 and 2018, respectively, and 20.3% and 25.5% for the nine months ended September 30, 2019 and 2018, respectively. These rates differ from the Company's statutory tax rate due primarily to the impact of items specific to each respective quarter. In addition, the tax benefit that may be recorded in any quarter is limited to the amount of benefit expected for the entire year.

Adjusted EBITDA
Adjusted EBITDA is defined as loss from continuing operations, plus interest expense, income tax benefit, depreciation and depletion, amortization of intangible assets, impairment/loss on the sale/exchange of long-lived assets, impairment of intangible assets, lease impairments and expirations, proxy, transaction and reorganization costs, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that impact comparability between periods. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Company’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s earnings trends. The Company believes that adjusted EBITDA is an important measure used by the Company’s management and investors in evaluating period-over-period comparisons of earnings trends. Adjusted EBITDA should not be considered as an alternative to the Company’s net income presented in accordance with GAAP. Adjusted EBITDA excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and other items that affect the comparability of results and are not trends in the ongoing business. Management utilizes adjusted EBITDA to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas is not impacted by the often-volatile fluctuations in fair value of derivatives prior to settlement.

The table below reconciles adjusted EBITDA with loss from continuing operations, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended September 30, 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Thousands)
Loss from continuing operations	$(361,028)	$(127,347)	$(44,771)	$(1,782,858)
Add back / (deduct):
Interest expense	47,709	56,180	154,785	171,211
Income tax benefit	(86,343)	(71,961)	(9,244)	(596,723)
Depreciation and depletion	390,993	388,016	1,154,519	1,152,418
Amortization of intangible assets	7,755	10,341	28,439	31,025
Impairment/loss on sale/exchange of long-lived assets	13,935	259,279	13,935	2,706,438
Impairment of intangible assets	15,411	—	15,411	—
Lease impairments and expirations	49,601	12,176	127,719	35,584
Proxy, transaction and reorganization	76,779	8,792	102,386	23,930
(Gain) loss on derivatives not designated as hedges	(180,313)	3,075	(455,952)	(5,620)
Net cash settlements received (paid) on derivatives not designated as hedges	162,639	(14,285)	152,149	(27,401)
Premiums received (paid) for derivatives that settled during the period	9,405	(18)	16,611	453
Royalty and litigation reserves	36,609	—	82,395	—
Unrealized loss on investment in Equitrans Midstream Corporation	261,093	—	276,779	—
Adjusted EBITDA from continuing operations	$444,245	$524,248	$1,615,161	$1,708,457

The Company has not provided projected net income or a reconciliation of projected adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP. Net (loss) income includes the impact of depletion and depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement, unrealized gains and losses on its

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investments in equity securities and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, projected net income, and a reconciliation of projected adjusted EBITDA to projected net income, are not available without unreasonable effort.

Adjusted Operating Cash Flow, Adjusted Free Cash Flow and Free Cash Flow Yield
Adjusted operating cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations. Adjusted free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures attributable to continuing operations. Free cash flow yield is defined as expected adjusted free cash flow divided by market capitalization. Adjusted operating cash flow, adjusted free cash flow and free cash flow yield are non-GAAP supplemental financial measures that the Company's management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted operating cash flow, adjusted free cash flow and free cash flow yield provide useful information to management and investors in assessing the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted operating cash flow, adjusted free cash flow and free cash flow yield should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The table below reconciles adjusted operating cash flow and adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in the Company's report on Form 10-Q for the quarter ended September 30, 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Thousands)
Net cash provided by operating activities	$319,021	$904,266	$1,633,854	$2,445,390
(Deduct) / add back changes in other assets and liabilities	(22,904)	(196,225)	(304,683)	(141,721)
Operating cash flow	$296,117	$708,041	$1,329,171	$2,303,669
(Deduct) / add back:
EBITDA attributable to discontinued operations (a)	—	(294,389)	—	(869,357)
Interest expense attributable to discontinued operations	—	36,862	—	68,848
Cash distributions from discontinued operations (b)	—	104,152	—	280,401
Adjusted operating cash flow	$296,117	$554,666	$1,329,171	$1,783,561
(Deduct):
Capital expenditures attributable to continuing operations	(474,600)	(854,318)	(1,417,009)	(2,180,752)
Adjusted free cash flow	$(178,483)	$(299,652)	$(87,838)	$(397,191)

(a)
As a result of the separation of the Company's midstream business from its upstream business and subsequent spin-off of Equitrans Midstream in November 2018, the results of operations of Equitrans Midstream are presented as discontinued operations in the Company's Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

(b)
Cash distributions from discontinued operations represents the cash distributions payable from EQM Midstream Partners, LP, EQGP Holdings, LP and Rice Midstream Partners LP (the Company's former midstream affiliates) to the Company in respect of the three and nine months ended September 30, 2018.

The Company has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow, adjusted free cash flow and free cash flow yield to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the

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impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow, adjusted free cash flow and free cash flow yield, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow, adjusted free cash flow and free cash flow yield to projected net cash provided by operating activities, without unreasonable effort.

EBITDA Attributable to Discontinued Operations
EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation and amortization of intangible assets attributable to discontinued operations for the three and nine months ended September 30, 2018.

The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended September 30, 2019.

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
	(Thousands)
Income from discontinued operations, net of tax	$190,795	$537,673
Add back / (deduct):
Interest expense	36,862	68,848
Income tax expense	9,050	93,218
Depreciation	47,295	138,458
Amortization of intangible assets	10,387	31,160
EBITDA attributable to discontinued operations	$294,389	$869,357

Adjusted Operating Revenue
Adjusted operating revenue (also referred to as total natural gas & liquids sales, including cash settled derivatives) is a non-GAAP supplemental financial measure that is presented because it is an important measure used by the Company’s management to evaluate period-over-period comparisons of earnings trends. Adjusted operating revenue as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of net marketing services and other revenues. Management utilizes adjusted operating revenue to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not impact the revenue from natural gas sales with the often-volatile fluctuations in the fair value of derivatives prior to settlement. Adjusted operating revenue also excludes "net marketing services and other" because management considers this revenue to be unrelated to the revenue for its natural gas and liquids production. "Net marketing services and other" includes both the cost of and recoveries on third-party pipeline capacity released as well as revenue for gathering services. Management further believes that adjusted operating revenue, as presented, provides useful information to investors for evaluating period-over-period earnings trends.

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The table below reconciles adjusted operating revenue to total operating revenue, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended September 30, 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Thousands, unless noted)
Total operating revenue	$951,576	$1,050,046	$3,405,001	$3,312,730
Add back / (deduct):
(Gain) loss on derivatives not designated as hedges	(180,313)	3,075	(455,952)	(5,620)
Net cash settlements received (paid) on derivatives not designated as hedges	162,639	(14,285)	152,149	(27,401)
Premiums received (paid) for derivatives that settled during the period	9,405	(18)	16,611	453
Net marketing services and other	(1,636)	(6,132)	(7,282)	(42,382)
Adjusted operating revenue	$941,671	$1,032,686	$3,110,527	$3,237,780
Total sales volumes (MMcfe)	380,823	374,237	1,134,407	1,093,782
Average realized price ($/Mcfe)	$2.47	$2.76	$2.74	$2.96

Adjusted SG&A Per Unit
Adjusted SG&A per unit is a non-GAAP supplemental financial measure that is presented because it is an important measure used by the Company's management to evaluate period-to-period comparisons of earnings trends. Adjusted SG&A per unit is defined as SG&A less royalty and litigation reserves and excluding indirect costs allocated to the midstream business prior to separation that are not permitted to be allocated to discontinued operations under the accounting rules, divided by total sales volumes. The measure excludes items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted SG&A per unit as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted SG&A per unit with SG&A, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Operations to be included in the Company's report on Form 10-Q for the quarter ended September 30, 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Thousands, unless noted)
Selling, general and administrative	$79,376	$51,816	$214,562	$154,590
Less:
Royalty and litigation reserves	36,609	—	82,395	—
Indirect costs allocated to midstream business prior to separation	—	13,764	—	41,373
Adjusted SG&A	$42,767	$38,052	$132,167	$113,217
Total sales volumes (MMcfe)	380,823	374,237	1,134,407	1,093,782
Adjusted SG&A per unit ($/Mcfe)	$0.11	$0.10	$0.12	$0.10

The Company has not provided projected SG&A or a reconciliation of projected adjusted SG&A per unit to projected SG&A, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project SG&A for any future period because the Company does not project litigation reserves as they are dependent on facts and circumstances of various cases, including court rulings, that are out of the Company's control. Therefore, the Company is unable to provide projected SG&A, or the related reconciliation of projected SG&A to projected adjusted SG&A per unit, without unreasonable effort.

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Net Debt
Net debt is a non-GAAP supplemental financial measure that is presented because it is an important measure used by the Company's management to determine the Company's outstanding debt obligations that would not be readily satisfied by cash and cash equivalents on hand. Net debt is defined as total debt less cash and cash equivalents. Total debt includes the current portion of debt plus, credit facility borrowings, term loan borrowings, senior notes and note payable to EQT Midstream Partners, LP. Management believes that net debt as presented provides useful information for investors for evaluating the Company's leverage since the Company could choose to use its cash and cash equivalents to retire debt.

The table below reconciles net debt with total debt, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Balance Sheets to be included in the Company's report on Form 10-Q for the quarter ended September 30, 2019.

	September 30, 2019	December 31, 2018
	(Thousands)
Current portion of debt	$4,916	$704,390
Credit facility borrowings	161,000	800,000
Term loan borrowings	999,239	—
Senior Notes	3,887,907	3,882,932
Note payable to EQM Midstream Partners, LP	106,333	110,059
Total debt	5,159,395	5,497,381
Less: Cash and cash equivalents	7,542	3,487
Net debt	$5,151,853	$5,493,894

About EQT Corporation:
EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at https://www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at https://ir.eqt.com.

Cautionary Statements
Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its reserves; drilling plans and programs (including the number, type, spacing, average length-of-pay or lateral length and location of wells to be drilled or turned-in-line, the number and type of drilling rigs, the number of frac crews); projections of wells turned-in-line and wells spud; projected natural gas prices, basis and average differential; total resource potential; projected production and sales volume and growth rates (including liquids sales volume and growth rates); projected drilling and completions (D&C) costs, other well costs, unit costs and G&A expenses; projected reductions in expenses, capital costs and well costs, the projected timing of achieving such reductions and the Company's ability to achieve such reductions; infrastructure programs; projected capital efficiency and cash savings and other operating efficiencies associated with the Company’s business strategy; the Company's ability to successfully implement and execute its 100-Day Plan and the new management team’s organizational, technological and operational initiatives, and achieve the anticipated results of such plan and initiatives; the Company’s ability to mitigate curtailments; projected dividend amounts and rates; projected cash flows, including the ability to fund the Company’s 2019 drilling program through cash from operations; projected adjusted free cash

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flow, free cash flow yield, adjusted operating cash flow, adjusted SG&A per unit, and net income attributable to noncontrolling interests, including the Company’s ownership of Equitrans Midstream common stock; monetization transactions, including asset sales, joint ventures or other transactions involving the Company’s assets; the timing and structure of any dispositions of the Company's ownership of common stock of Equitrans Midstream, and the planned use of the proceeds from any such dispositions; projected capital contributions and capital expenditures; projected adjusted EBITDA; liquidity and financing requirements, including funding sources and availability; the Company's ability to maintain or improve its credit ratings; the Company’s hedging strategy; and tax position, projected effective tax rate and the impact of changes in tax laws. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; access to and cost of capital; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and resources among its strategic opportunities; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, NGLs and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute the Company's exploration and development plans; the ability to obtain environmental and other permits and the timing thereof; government regulation or action; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to acquisitions and other significant transactions. These and other risks are described under Item 1A, “Risk Factors,” and elsewhere in EQT’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by Part II, Item 1A, “Risk Factors” in EQT’s subsequently filed Quarterly Reports on Form 10-Q. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Analyst inquiries please contact:
Andrew Breese
ABreese@eqt.com
412.395.2555

Media inquiries please contact:
Mike Laffin
MLaffin@eqt.com
412.395.2069

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EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating revenues:	(Thousands, except per share amounts)
Sales of natural gas, oil and natural gas liquids	$769,627	$1,046,989	$2,941,767	$3,264,728
Gain (loss) on derivatives not designated as hedges	180,313	(3,075)	455,952	5,620
Net marketing services and other	1,636	6,132	7,282	42,382
Total operating revenues	951,576	1,050,046	3,405,001	3,312,730
Operating expenses:
Transportation and processing	437,942	420,747	1,314,172	1,265,473
Production	37,821	42,734	117,545	149,231
Exploration	3,492	3,596	6,356	6,474
Selling, general and administrative	79,376	51,816	214,562	154,590
Depreciation and depletion	390,993	388,016	1,154,519	1,152,418
Impairment/loss on sale/exchange of long-lived assets	13,935	259,279	13,935	2,706,438
Impairment of intangible assets	15,411	—	15,411	—
Lease impairments and expirations	49,601	12,176	127,719	35,584
Amortization of intangible assets	7,755	10,341	28,439	31,025
Proxy, transaction and reorganization	76,779	8,792	102,386	23,930
Total operating expenses	1,113,105	1,197,497	3,095,044	5,525,163
Operating (loss) income	(161,529)	(147,451)	309,957	(2,212,433)
Unrealized loss on investment in Equitrans Midstream Corporation	(261,093)	—	(276,779)	—
Dividend and other income	22,960	4,323	67,592	4,063
Interest expense	47,709	56,180	154,785	171,211
Loss from continuing operations before income taxes	(447,371)	(199,308)	(54,015)	(2,379,581)
Income tax benefit	(86,343)	(71,961)	(9,244)	(596,723)
Loss from continuing operations	(361,028)	(127,347)	(44,771)	(1,782,858)
Income from discontinued operations, net of tax	—	190,795	—	537,673
Net (loss) income	(361,028)	63,448	(44,771)	(1,245,185)
Less: Net income from discontinued operations attributable to noncontrolling interests	—	103,141	—	362,696
Net loss attributable to EQT Corporation	$(361,028)	$(39,693)	$(44,771)	$(1,607,881)

Amounts attributable to EQT Corporation:
Loss from continuing operations	$(361,028)	$(127,347)	$(44,771)	$(1,782,858)
Income from discontinued operations, net of tax	—	87,654	—	174,977
Net loss attributable to EQT Corporation	$(361,028)	$(39,693)	$(44,771)	$(1,607,881)

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	255,235	259,560	255,069	262,816
Loss from continuing operations	$(1.41)	$(0.49)	$(0.18)	$(6.79)
Income from discontinued operations	—	0.34	—	0.67
Net loss	$(1.41)	$(0.15)	$(0.18)	$(6.12)
Diluted:
Weighted average common stock outstanding	255,235	259,560	255,069	262,816
Loss from continuing operations	$(1.41)	$(0.49)	$(0.18)	$(6.79)
Income from discontinued operations	—	0.34	—	0.67
Net loss	$(1.41)	$(0.15)	$(0.18)	$(6.12)

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EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Thousands, unless noted)
NATURAL GAS
Sales volume (MMcf)	363,034	350,297	1,077,962	1,013,836
NYMEX price ($/MMBtu) (a)	$2.23	$2.90	$2.67	$2.89
Btu uplift	0.11	0.17	0.13	0.19
Natural gas price ($/Mcf)	$2.34	$3.07	$2.80	$3.08

Basis ($/Mcf) (b)	$(0.35)	$(0.41)	$(0.23)	$(0.24)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	0.02	(0.06)	(0.05)	(0.07)
Average differential, including cash settled basis swaps ($/Mcf)	$(0.33)	$(0.47)	$(0.28)	$(0.31)

Average adjusted price ($/Mcf)	$2.01	$2.60	$2.52	$2.77
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.44	0.03	0.19	0.05
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.45	$2.63	$2.71	$2.82

Natural gas sales, including cash settled derivatives	$891,249	$922,974	$2,916,891	$2,862,582

LIQUIDS
Natural gas liquids (NGLs) (excluding ethane):
Sales volume (MMcfe) (c)	10,609	13,964	34,359	51,299
Sales volume (Mbbls)	1,768	2,328	5,726	8,550
Price ($/Bbl)	$16.85	$40.73	$23.00	$37.97
Cash settled derivatives (not designated as hedges) ($/Bbl)	3.89	(2.28)	2.74	(1.39)
Average NGLs price, including cash settled derivatives ($/Bbl)	$20.74	$38.45	$25.74	$36.58
NGLs sales	$36,668	$89,498	$147,392	$312,768
Ethane:
Sales volume (MMcfe) (c)	5,846	9,002	18,239	25,413
Sales volume (Mbbls)	974	1,501	3,040	4,236
Price ($/Bbl)	$5.22	$7.88	$6.34	$7.82
Ethane sales	$5,083	$11,822	$19,273	$33,108
Oil:
Sales volume (MMcfe) (c)	1,334	974	3,847	3,234
Sales volume (Mbbls)	222	162	641	539
Price ($/Bbl)	$39.01	$51.73	$42.07	$54.41
Oil sales	$8,671	$8,392	$26,971	$29,322

Total liquids sales volume (MMcfe) (c)	17,789	23,940	56,445	79,946
Total liquids sales volume (Mbbls)	2,964	3,991	9,407	13,325
Liquids sales	$50,422	$109,712	$193,636	$375,198

TOTAL
Total natural gas & liquids sales, including cash settled derivatives (d)	$941,671	$1,032,686	$3,110,527	$3,237,780
Total sales volume (MMcfe)	380,823	374,237	1,134,407	1,093,782
Average realized price ($/Mcfe)	$2.47	$2.76	$2.74	$2.96

(a)
The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $2.23 and $2.90 for the three months ended September 30, 2019 and 2018, respectively, and $2.67 and $2.90 for the nine months ended September 30, 2019 and 2018, respectively.

(b)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.

(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

(d)	Also referred to in this report as adjusted operating revenues, a non-GAAP supplemental financial measure.